UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 30, 2010

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2010, Exelon Generation Company, LLC (“Generation”), a wholly-owned subsidiary of Exelon Corporation, and Deere & Company (“Deere”) entered into a Purchase Agreement (the “Purchase Agreement”), under which Generation agreed to purchase all of the membership interests of John Deere Renewables, LLC (“JDR”), an owner and operator of 735 megawatts of operating wind electric generating facilities. The acquisition also includes all projects under development by JDR, including three projects totaling 230 megawatts of wind generation in advanced development in Michigan.

The purchase price is $860 million with up to an additional $40 million payable upon commencement of construction of the three projects in Michigan. The Purchase Agreement requires that JDR have at least $8 million of working capital at closing, and the parties will true-up to that amount subsequent to the closing. Generation also will reimburse Deere for certain agreed-upon capital expenditures made prior to closing with respect to projects under development. In addition, Deere will retain certain rights to proceeds relating to pre-closing periods that may be paid upon the resolution of ongoing litigation involving the price at which JDR’s Texas projects sell energy.

Deere has made customary representations and warranties in the Purchase Agreement concerning JDR and its business, including related to its project companies and their operations and capital structure, financial statements, material contracts, taxes, compliance with laws, environmental matters and employee benefits. In addition, Deere has agreed to customary covenants governing the operation of JDR’s business prior to closing. Generation has agreed to replace Deere on approximately $11 million of guarantees which support obligations of JDR.

Both parties agreed to customary indemnification obligations with respect to breaches of representations, warranties and covenants. Consummation of the transaction is subject to various customary closing conditions, including receipt of regulatory approvals that do not impose any burdensome condition on Generation or its affiliates. Pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act is necessary, and approvals from the Federal Energy Regulatory Commission and Texas Public Utilities Commission also are required. No shareholder approval of the transaction is required by either Exelon Corporation or Deere. The Purchase Agreement also contains certain customary termination rights for both Generation and Deere. No termination fee is payable by either party.

Attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K are Exelon’s press release announcing the purchase and a slide presentation summarizing the details of the transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release

99.2	Presentation slides

*  *  *  *  *

This combined Form 8-K is being furnished separately by Exelon Corporation and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

August 31, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release
99.2	Presentation slides